Exhibit 23.5

Consent of Independent Registered Accounting Firm

We hereby consent to the use in this Registration Statement of Renaissance Acquisition Corp. on Form S-4 Amendment No. 2 of our report dated October 17, 2008 relating to the consolidated financial statements of GCI Globalcom Holdings, Inc. and to the reference to us as experts under the heading “Experts” in the proxy statement/prospectus, which is part of this Registration Statement.

/s/ Plante & Moran, PLLC

Plante & Moran, PLLC

Chicago, Illinois

December 18, 2008